EXHIBIT 99.1

Callaway Golf Company Announces Value Enhancement Initiatives; Anticipates Improved Third Quarter Results

    CARLSBAD, Calif.--(BUSINESS WIRE)--Sept. 29, 2005--Callaway Golf Company (NYSE:ELY) today announced that the Company is implementing several company-wide initiatives expected to improve Callaway Golf's business processes and reduce the Company's overall expenses by approximately $70 million over a two year period, with between $50 and $60 million in savings expected in 2006. The cost of implementing these initiatives is expected to result in charges totaling approximately $12 million, with approximately $6 million to be taken in the third quarter of 2005. The savings are expected to fund improved profitability and investment in future growth.
    The actions are intended to streamline and improve the company's operations, resulting in a leaner organization that is more efficient, effective and competitive. Examples of the many actions being taken throughout the company include the integration of the Callaway Golf, Odyssey, Top-Flite and Ben Hogan selling functions and the complete consolidation of all golf ball manufacturing at the Top-Flite locations in Massachusetts and New York - both of which will reduce overall headcount and eliminate redundant infrastructure and overhead while improving functionality. With these operating improvements, there will be reductions in staffing throughout the organization, including international subsidiaries.
    George Fellows, President and CEO of Callaway Golf Company, stated, "We are committed to improving the Company's profitability and enhancing its ability to compete and grow as the technological leader in the industry. These actions and the associated savings represent a significant step forward in that effort. We expect near term gains in efficiency and profitability from these actions, along with future benefits as we reinvest a portion of the savings to drive growth and profitability over the longer term."
    "This is the first of several steps aimed at creating more value," Mr. Fellows continued. "We are also evaluating all the factors that have contributed to declines in gross margins in recent years, and our management team is confident that there is room for meaningful improvement in that area as well. In particular, we are identifying steps in our supply and assembly operations that will further improve performance and reduce costs."
    Preliminary results suggest that third quarter net sales and earnings will be significantly improved compared to the third quarter of 2004, with estimated net sales for the third quarter ending September 30, 2005 of approximately $215 million versus $129 million last year, and a corresponding loss per share ranging from $0.06 to $0.12, compared to a loss of $0.53 last year. These estimated results include charges for these current initiatives of approximately $0.05 per share as well as continuing integration of the Top-Flite and Callaway Golf operations of approximately $0.02 per share, compared to $0.07 for Top-Flite and Callaway Golf integration charges included in 2004. Excluding these charges, earnings for the quarter are estimated to range from earnings of $0.01 to a loss of $0.05, compared to a loss of $0.46 last year.
    The Company will be holding a conference call at 2:00 p.m. PDT on September 29, 2005, which will be hosted by George Fellows, President and CEO, and Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the conclusion of the conference call. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 800-475-6701 toll free for calls originating within the United States or 320-365-3844 for International calls. The replay pass code is 797366 and the replay will be available through 9:00 p.m. PDT on October 6, 2005.
    The Company will release actual third quarter financial results on October 26, 2005. A conference call and webcast will also take place at that time to discuss financial results.

    Disclaimer: Investors should be aware that the Company has not yet finalized its results for the third quarter and that the Company's "preliminary" estimates of net sales and earnings for the third quarter reflect management's estimates based upon the information available at the time made. These estimates could differ materially from the Company's actual results if the information on which the estimates were based ultimately proves to be incorrect or incomplete. In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the initiatives described in this press release, the amount or timing of benefits and/or charges associated with those initiatives (including improved business processes, reduced annual expenses, improved profitability and possible future growth) and prospects for increased shareholder value, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to delays, difficulties, changed strategies, or unanticipated factors affecting implementation of the initiatives, as well as the general risks and uncertainties applicable to the Company and its business. For additional information concerning these and other risks and uncertainties, see Part I, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    Regulation G: The preliminary financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude (i) charges associated with the initiatives discussed in this press release and (ii) charges associated with the integration of the Callaway Golf Company and Top-Flite Golf Company operations. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release.
    Through an unwavering commitment to innovation, Callaway Golf Company creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Top-Flite(R), Odyssey(R) and Ben Hogan(R) brands. For more information visit www.callawaygolf.com.

    CONTACT: Callaway Golf Company
             Brad Holiday or Larry Dorman, (760) 931-1771